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                                                              Exhibit (6)(iii)
                                                                      P-955-88

Endorsement:  Tax-Sheltered Annuity

As of the Date of Issue of this Contract, this Endorsement is added to the Contract.

In order to qualify this Contract as a Tax-Sheltered Annuity under Section 403(b) of the Internal Revenue Code, (the "Code"), the following restrictions apply.

1. The Owner of the Contract is the Annuitant; and the Owner of the Contract CANNOT be changed.

2. Unless otherwise notified by you or your Tax-Sheltered Annuity sponsor, the Company will treat the purchase payments made to this Contract as contributions within the permissible limitations of Sections 403(b)(2) and
     (10) of the code.

3. The Company will accept Purchase Payments resulting from qualified rollovers and transfers from other tax-sheltered annuities.

4. The entire interest of the Owner must be distributed to the Owner not later than the first day of April following the calendar year in which the Owner attains age 70 1/2; or it must be applied not later than the first day of April following the calendar year in which the Owner attains age 70 1/2 to the First, Second, Third or Sixth Payment Option of the Contract for:

     a.   The life of the Owner or the lives of the Owner and named Payee: or

     b. A period which is not longer than the life expectancy of the Owner or the joint life and last survivor expectancy of the Owner and the named Payee.

     If the Owner is an employee under a church plan, distribution can begin on the date the Owner retires even if it is later than the first day of April following the calendar year in which the Owner attains age 70 1/2.

     Life expectancy means the relevant factor in Table V of Section 1.72-9 of the regulations of the Code; and, joint and last survivor expectancy means the relevant factor Table VI of Section 1.72-9 of the regulations of the Code.

     In no event will the payments under the Payment Option selected by the Owner be less than the minimum distribution amount and/or the incidental benefit amount required under Section 401(a)(9) of the Code is applied to tax-sheltered annuities.

5. If none of the above Payment Options is elected, the Owner can request a systematic withdrawal from the Contract except that such annual withdrawal
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     amount must be at least an amount equal to the Contract Value divided by the life expectancy of the Owner or the joint life and last survivor expectancy of the Owner and named Payee.

6. If the Owner dies before distribution of his or her interest starts, the Death Proceeds must be distributed in accordance with one of the following rules.

     a. The Death Proceeds must be paid within 5 years after the death of the Owner; or

     b. If the Beneficiary is an individual, the Beneficiary can elect a lump sum payment or any Payment Option listed in 4 above, with an Option Date not later than 1 year after the death of the Owner; or

     c.   If the Beneficiary is the surviving spouse of the Owner, the
          Beneficiary: can elect payments under (b); or can elect the Fourth Payment Option for a period which ends prior to the date on which the Owner would have attained age 70 1/2; and can elect any Payment Option listed in 4 above, with an Option Date not later than the date on which the Owner would have attained age 70 1/2; or effect an individual Retirement Annuity rollover.
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                                                                        P-958-88
Endorsement:  Tax-Sheltered Annuity

As of January 1, 1989, this Endorsement is added to the Contract.

In order to qualify this Contract as a Tax-Sheltered Annuity under Section 403(b) of the Internal Revenue Code, (the "Code"), the following restrictions apply.

1. The Owner of the Contract is the Annuitant; and the Owner of the Contract CANNOT be changed.

2. Unless otherwise notified by you or your Tax-Sheltered Annuity sponsor, the Company will treat the purchase payments made to this Contract as contributions within the permissible limitations of Sections 403(b)(2) and
     (10) of the code.

3. The Company will accept Purchase Payments resulting from qualified rollovers and transfers from other tax-sheltered annuities.

4. The entire interest of the Owner must be distributed to the Owner not later than the first day of April following the calendar year in which the Owner attains age 70 1/2; or it must be applied not later than the first day of April following the calendar year in which the Owner attains age 70 1/2 to the First, Second, Third or Sixth Payment Option of the Contract for:

     a.  The life of the Owner or the lives of the Owner and named Payee: or

     b. A period which is not longer than the life expectancy of the Owner or the joint life and last survivor expectancy of the Owner and the named Payee.

     If the Owner is an employee under a church plan or a governmental plan, distribution can begin on the date the Owner retires even if it is later than the first day of April following the calendar year in which the Owner attains age 70 1/2.

     Life expectancy means the relevant factor in Table V of Section 1.72-9 of the regulations of the Code; and, joint and last survivor expectancy means the relevant factor Table VI of Section 1.72-9 of the regulations of the Code.

     In no event will the payments under the Payment Option selected by the Owner be less than the minimum distribution amount and/or the incidental benefit amount required under Section 401(a)(9) of the Code as applied to tax-sheltered annuities.

5. If none of the above Payment Options is elected, the Owner can request a systematic withdrawal from the Contract except that such annual withdrawal amount must be at least an amount equal to the Contract Value divided by the life
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     expectancy of the Owner or the joint life and last survivor expectancy of the Owner and named Payee.

6. If the Owner dies before distribution of his or her interest starts, the Death Proceeds must be distributed in accordance with one of the following rules.

     a. The Death Proceeds must be paid within 5 years after the death of the Owner; or

     b. If the Beneficiary is an individual, the Beneficiary can elect a lump sum payment or any Payment Option listed in 4 above, with an Option Date not later than 1 year after the death of the Owner; or

     c.   If the Beneficiary is the surviving spouse of the Owner, the
          Beneficiary: can elect payments under (b); or can elect the Fourth Payment Option for a period which ends prior to the date on which the Owner would have attained age 70 1/2, and can elect any Payment Option listed in 4 above, with an Option Date not later than the date on which the Owner would have attained age 70 1/2, or effect an individual Retirement Annuity rollover.